Exhibit 10.1
AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT, dated May 31, 2011, by and among Manhattan Scientific, Inc., a Delaware corporation (“Manhattan”), Scientific Nanomedicine, Inc., a Delaware corporation (“Nanomedicine”), Edward, R. Flynn (“Flynn”), and Edward R. Flynn and Maureen A. Flynn, as Co-Trustees of the Edward R. Flynn and Maureen A. Flynn Revocable Trust u/t/a dated 10/25/2006 (“Trust”), the sole share shareholder of Nanomedicine.

W I T N E S S E T H:

Trust is the owner of all of the issued and outstanding capital stock of Nanomedicine. Trust wishes to exchange all of the capital stock of Nanomedicine for stock of Manhattan in the amount and upon the terms and conditions hereinafter set forth.

Senior Scientifics LLC and Flynn have previously assigned to Nanomedicine all interest in technology generally related to detection of biological materials, including detection and treatment of cancer, with application to other areas of biology as well, as set forth in the Technology Transfer Agreement between Senior Scientific LLC and Nanomedicine (the “Transfer Agreement”); which Transfer Agreement has been provided to Manhattan and acknowledged by Manhattan.

Manhattan, Nanomedicine, Flynn and Senior Scientifics LLC, on February 8, 2010, entered into an Acquisition Option Agreement (“Option Agreement”) to create an option for Manhattan to purchase Nanomedicine, including all IP assigned to Nanomedicine under the Transfer Agreement and Manhattan has issued a deposit of 7,667,000 shares (the “Deposit”) pursuant to the Option Agreement, of which 1,667,000 shares were for payment in lieu of required cash payment of $100,000 required under the Option Agreement.

The Boards of Directors of Manhattan and Nanomedicine deem it advisable and in the best interest of such corporations and their shareholders that the exchange described above be completed on the terms and conditions hereinafter set forth and in accordance with all applicable laws, and have adopted resolutions to that effect.

 In consideration of these premises, the parties hereto agree as follows:

1. Definitions

Assinged IP.  The meaning defined in the Transfer Agreement.

Closing.  The closing of the Reorganization.

Closing Date.  The date of the Closing pursuant to Section 3.

Code.  The Internal Revenue Code of 1986, as amended.

Nanomedicine Shares.  All the issued and outstanding authorized stock of Nanomedicine which is 10,000 shares of $.0001 par value common stock

Reorganization.  The exchange of restricted voting capital common stock of Manhattan for all of the Nanomedicine Shares, pursuant to Section 368(a)(1)(B) of the Code.

2.	Reorganization.

2.1
Qualifying “B” Reorganization.  Manhattan and Nanomedicine agree to complete the Reorganization on or before the Closing Date.  Pursuant to the requirements of Section 368(a)(1)(B) of the Code and the regulations promulgated thereunder, Manhattan will issue and deliver 21,667,000 restricted shares of its voting common stock in exchange for the 10,000 shares of Nanomedicine held by Trust.  Immediately after the exchange, Manhattan shall have control (as defined in section 368(c) of the Code) of Nanomedicine and be the sole owner of its share.

2.2
Implementation of Reorganization.  Trust shall cause Nanomedicine to (i) take all corporate actions and obtain all approvals and consents necessary to complete the Reorganization, and (ii) on the Closing Date, deliver and transfer the certificate representing the Nanomedicine Shares, together with a stock power duly endorsed in blank.

3.	Closing

The Closing shall take place in Albuquerque, New Mexico at 4:00 p.m. (New Mexico time) on May 31, 2011, or at such other place, date and time as Trust and Manhattan may agree in writing.

4.	Conditions to Manhattan's Obligations

The obligations of Manhattan to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following condition which may be waived by Manhattan in writing:

4.1	Accuracy of Representations. The representations of Dr. Flynn and Nanomedicine in this Agreement shall be true and accurate in all material respects at and as of Closing.

4.2	Receipt of Nanomedicine Shares. The Trust shall have delivered to Manhattan at Closing the Nanomedicine Shares.

5.	Conditions to Trusts' Obligations

The obligations of Trust and Nanomedicine to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following condition which may be waived by Trust:

5.1	Accuracy of Representations. The representations of Manhattan in this Agreement shall be true and accurate in all material respects at and as of Closing.

5.2	Receipt of Manhattan Common Stock. Manhattan shall have delivered to the Trust at Closing certificates representing 21,667,000 shares (less the Deposit) issued in the name of the Trust.

6.	Representations, Warranties and Covenants.

Except as disclosed in a disclosure letter (the “Disclosure Letter”) required to be delivered pursuant to this Agreement, which is deemed to constitute an integral part of this Agreement, the Parties make the following representations.

6.1.
Each of Manhattan and Nanomedicine represents and warrants to the other that it is a corporation (in the case of Manhattan and Nanomedicine) duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization, having a place of business as set forth above, that it has the power and authority to enter into this Agreement and that all corporate and other action required to be taken on behalf of such party to authorize the execution and delivery of this Agreement and to carry out the transactions contemplated herein, has been duly and properly taken and no consent is required from any other party.

6.2.
Each of Dr. Flynn and Nanomedicine represents and warrants that the Trust is the sole owner of 100% of the shares of Nanomedicine, and that no other party has any rights to any shares or other ownership interest in Nanomedicine, and that Dr. Flynn has complete and sole authority to transfer the shares of Nanomedicine, and that such shares shall be fully paid and nonassessable.

6.3.
Each of Dr. Flynn and Nanomedicine and Manhattan represents and warrants that it has disclosed to the other Party any written or electronic mail communications actually received by it which alleges it has violated or, by conducting its obligations as currently proposed under this Agreement, would violate, any of the Intellectual Property rights of any third party.

6.4.
Other than as disclosed to Manhattan in a disclosure letter dated as the date hereof, Dr. Flynn represents that, to his actual knowledge, Senior Scientific LLC had the right to assign the Assigned IP as set forth in the Transfer Agreement; and that it obtained its rights fully in accordance with applicable laws, rules and regulations; and that it has not granted any licenses or other rights to any of the Assigned IP (except for reserved rights to the US government in developments made under US government grants); and covenants that it shall not grant any licenses or other rights to any of the Assigned IP (except for reserved rights to the US government in developments made under US government grants).  Manhattan, Nanomedicine and Dr. Flynn acknowledge that Dr. Flynn has not searched for patents owned or patent applications filed by others that may be similar to the Assigned IP and, accordingly, neither Nanomedicine, nor Dr. Flynn warrants that exercise of the Assigned IP does not or will not infringe on patent or other rights of other parties.

6.5
Dr. Flynn represents that Nanomedicine has good and marketable title in all personal property owned by it, in each case free and clear of all liens. The assets, listed in the Disclosure Letter, comprise all of the assets, properties and rights of every type and description, used in, or necessary to, the conduct of the Business and are adequate to conduct the Business as it is currently conducted.

6.6.
Dr. Flynn represents that (a) the financial statements provided to the Seller, and included in the Disclosure Letter, fairly represent the financial position of Nanomedicine and (b) Nanomedicine has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Dr. Flynn has no knowledge of a tax deficiency, either asserted or threatened.

6.7
Dr. Flynn represents that Nanomedicine is a not a party to, or bound by, any contract, arrangement, commitment or understanding (whether written or oral) that is to be performed after the date of this Agreement, other than (a) the Lease Agreement between the Regents of the University of New Mexico that currently expires on May 31, 2011 and (b) the obligation to prepare research reports for the National Institutes of Health before April 1, 2012.  Dr. Flynn shall prepare and submit the research reports before the due dates.

6.8	Dr. Flynn and Manhattan shall enter into a consulting agreement as a condition precedent to the completion of the Merger.

6.9
For a period of one year from the date of issuance by Manhattan, any Manhattan common stock received by the Trust, Dr. Flynn or his designees shall be subject to the Slow Sell and Governance restrictions set forth on Exhibit A attached hereto.

6.10	Each Party to this Agreement hereby intends and agrees to take all reasonable actions to cause the Merger to qualify as a reorganization within the meaning of Section 368 of the Code.

6.11
From and after the Closing Date, to the extent reasonably requested, the Parties shall assist and cooperate with each other in the preparation of any tax returns, audits or government reports.  Further, from and after the Closing Date, the Parties shall, upon reasonable request, make available all information, records and documents reasonably available which are necessary for the preparation of tax return, audit or government report or resolution of any dispute.

6.12
Manhattan shall, before the Closing Date, name a registered agent in New Mexico and establish a new registered office in New Mexico.  The registered agent shall be Gerald Grafe at his address in Corrales, New Mexico.

7	Miscellaneous.

7.1.
Further Assurances. Each Party hereby agrees to execute and deliver any further assignments and other documents as the other Party reasonably believes to be necessary to effect the provisions of this Agreement, or other enjoyment of the rights granted to such other Party hereunder.

7.2.
Force Majeure. The parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous. Dr. Flynn's death or disability shall not void the obligations of Manhattan under this Agreement.

7.3.	Headings. The headings of the articles, paragraphs, and clauses used in this Agreement are included for convenience only and are not to be used in interpreting or construing this Agreement.

7.4.
Governing Law. This Agreement and all disputes concerning its execution, formation, interpretation, performance, breach, termination, validity, or enforceability shall be governed by and interpreted and enforced in accordance with the laws of the United States of America and the State of New Mexico, without regard to any principles of conflicts of law. In any action brought arising out of this Agreement, including without limitation any action to enforce the terms of this Agreement or to recover damages from a breach of this Agreement, but not including actions against third parties for infringement of IP rights, the parties agree to the exclusive jurisdiction and venue of the state court of general jurisdiction and, if appropriate, to a federal court sitting in the state of New Mexico, and agree that neither party shall raise any objection to such personal jurisdiction or venue.

7.5
Trademarks and Publicity. No party shall use any trademark of any other party without first obtaining express written permission from the other. No party shall make any public disclosure, including press releases, disclosing the business relationship of any of the parties hereto or any aspect thereof or identifying the other party, without the express written permission of the party to be identified. Manhattan, Nanomedicine and Dr. Flynn will cooperate in drafting a joint press release announcing the signing of this Agreement, and on other joint press releases from time to time. Neither party shall disclose specific terms of this Agreement, without the prior consent of the other party or to the extent required by applicable law or regulation, in which case the parties shall discuss the claimed lawful or regulatory duty before making disclosure of all or any part of this Agreement.

7.6.
Dispute Resolution. Any disputes arising from or related to this Agreement shall be addressed and resolved in three phases. First, an offended party shall notify the other parties in writing of the events or occurrences that give rise to a dispute. Within ten days of the actual receipt of the notice, responsible representatives of the parties shall meet and, in good faith, attempt to address and resolve the dispute through negotiation. If the negotiations fail to resolve the dispute, the parties shall jointly select a mediator and, within twenty days of the failed negotiations, participate in mediation at a location within the State of New Mexico selected by the mediator. Unless otherwise agreed by the parties, the mediation shall conclude within forty-five days of the receipt of the initial notice required under this paragraph. If the parties fail to resolve fully their dispute through mediation, then any party may file a lawsuit against another party.

7.7.
Attorney's Fees. In the event legal proceedings arising out of or relating to this Agreement are initiated by either party against the other, the substantially prevailing party shall be entitled to recover its reasonable expenses and costs, including attorneys’ fees.

7.8.
Waiver. No claim or right arising out of a material breach of this Agreement can be discharged in whole or in part by a waiver of the claim or rights unless it is in writing and signed by the aggrieved party.

7.9.
Notices. All notices and other communications required herein shall be in writing and shall be either delivered personally or be sent by certified mail, postage prepaid, return receipt requested. Items delivered personally shall be deemed delivered one day after dispatch; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The addresses of the parties for purposes of this provision are:

Manhattan:

Chief Executive Officer
Manhattan Scientifics, Inc.
405 Lexington Avenue, 27th Floor
New York, New York

Dr. Flynn:

Dr. Edward Flynn
11109 County Club Drive N.E.
Albuquerque, New Mexico 87111

7.10.
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto, and shall supersede the terms and conditions of any and all prior agreements (including the Option Agreement), understandings, promises, representations, and writings made by either party to the other concerning the subject matter and the terms and conditions hereof. No subsequent modification, amendment, or extension of this Agreement or any of the terms and conditions hereof shall be of any force or effect unless it is in writing and signed by a duly authorized officer or representative of each of the parties.

7.11.
Severability. The unenforceability, invalidity, or illegality of any provisions of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. Any unenforceable, invalid, or illegal provision shall be severed from this Agreement only to the extent to make the resulting provision enforceable, valid, and legal.

7.12.	Counterparts. This Agreement may be executed in counterparts with the same force and effect as if all signatures appeared on the same document.

8.13.
Good Faith. The parties also promise at all times during the business relationship established by this Agreement to execute and fulfill their contractual obligations in good faith, and they, and each of them, expressly promise at all times to treat each other fairly. All parties have had opportunity to review this Agreement with counsel of their choice, and no provision shall be construed for or against either party due to the identity of the party drafting such provision.

INTENDING TO BE LEGALLY BOUND, THE PARTIES, THROUGH THEIR AUTHORIZED AGENT(S), HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST EXPRESSED ABOVE.

Scientific Nanomedicine, Inc.	Edward Flynn, Ph.D.

/s/ Edward R. Flynn	/s/ Edward R. Flynn
Edward R. Flynn, Ph.D., President	Edward Flynn, Ph.D., an individual

Edward R. Flynn and Maureen A. Flynn as Co-Trustees of the Edward R. Flynn and Maureen A. Flynn Revocable Trust u/t/a dated 10/25/2006.	Manhattan Scientifics, Inc.

/s/ Maureen A. Flynn	/s/ Emmanuel Tsoupanarias
Maureen A. Flynn, Ph.D., Co-Trustee	Emmanuel Tsoupanarias, CEO

/s/ Edward Flynn
Edward Flynn, Ph.D., Co-Trustee

Exhibit A

Slow Sell Restrictions.

Dr. Flynn, the Trust, and any transferees of the shares issued under this Agreement, shall not in the aggregate sell in any business day more than 2% of the trading volume of the previous business day. Private sales (sales directly to Manhattan, or sales to private parties not via the public markets) shall not count against this limit. Shares transferred in such private sales shall remain subject to these restrictions and the recipient must execute a proxy as set forth below.

Governance Restrictions.

All shares issued under this Agreement shall be subject to a proxy as set forth below.

PROXY

The undersigned stockholder of MANHATTAN SCIENTIFICS, INC., a Delaware corporation (the “Company”), hereby irrevocably constitutes and appoints Emmanuel Tsoupanarias or any subsequent Chief Executive Officer of Manhattan Scientifics (“CEO”), with full power of substitution, as the agent, attorney-in-fact and proxy of the undersigned, for and in the name, place and stead of the undersigned, to vote all of the shares of the Company’s common stock which the undersigned would be entitled to vote if then personally present at any such annual or special meeting in the manner specified and on any other business as may properly come before the meeting or by written consent of stockholders of the Company as specified by the law of the State of Delaware, but only to the extent such business concerns any of: authorization or retirement of numbers of shares or classes of shares, splits or combinations of shares, and choice of trading exchange.  This irrevocable proxy shall continue in force for one year after issuance of the shares.  This proxy shall cease to be enforceable upon a written release by the CEO or upon the sale by the undersigned stockholder of the stock underlying this proxy, which stockholder shall not be restricted from selling except as described herein or as prohibited by law.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the securities registered in the name of the undersigned or beneficially owned by the undersigned.

Edward R. Flynn and Maureen A. Flynn as Co-Trustees of the Edward R. Flynn and Maureen A. Flynn Revocable Trust u/t/a dated 10/25/2006.

/s/ Maureen A. Flynn
Maureen A. Flynn, Ph.D., Co-Trustee

/s/ Edward Flynn
Edward Flynn, Ph.D., Co-Trustee